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                                                                    EXHIBIT 10.5
                                                                  CONFORMED COPY


                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (this "AGREEMENT") is entered into as of January 30, 2002 among UnitedGlobalCom, Inc., a Delaware corporation formerly known as New UnitedGlobalCom, Inc. ("UNITED"), Liberty Media Corporation and Liberty Global, Inc. ("LIBERTY GLOBAL"), each of which is a Delaware corporation, Liberty UCOMA, LLC, a Delaware limited liability company ("LIBERTY UCOMA"), and each of the Persons identified on the signature page hereof as a Founder (the "FOUNDERS").

                                   BACKGROUND

         Pursuant to the Amended and Restated Agreement and Plan of Restructuring and Merger, dated as of December 31, 2001 (the "MERGER AGREEMENT"), among United, Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, the Founders, UGC, Inc. a Delaware corporation formerly known as UnitedGlobalCom, Inc. ("OLD UNITED") et al., the Founders have acquired Beneficial Ownership of shares of Class B Stock of United, and the Liberty Parties (including Liberty UCOMA, which is a "Contributing Party" for purposes of the Merger Agreement) have acquired Beneficial Ownership of shares of Class C Stock of United. As required by the Merger Agreement the parties hereto are entering into this Agreement, which will govern certain aspects of their ownership of Common Stock.

                                    AGREEMENT

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

         AFFILIATE. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of such specified Person, shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of United and none of United and its Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party and (iii) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of United.

         AGREEMENT. As defined in the preamble.

         BENEFICIAL OWNERSHIP AND DERIVATIVE TERMS. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in determining Beneficial Ownership, without duplication, (i) equity securities that may be acquired pursuant to

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Rights to acquire equity securities that are exercisable more than sixty days after a date shall nevertheless be deemed to be Beneficially Owned, and (ii) except for purposes of the definition of "Change of Control," (x) Beneficial Ownership, if any, arising solely as a result of being a party to a Transaction Agreement or the Merger Agreement shall be disregarded, and (y) Beneficial Ownership, if any, arising solely from being a member of a Group shall be disregarded.

         BOARD. The Board of Directors of United.

         BUSINESS DAY. Any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

         CAPITAL STOCK. Any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

         CHANGE OF CONTROL. Any (a) change in the direct or indirect record or Beneficial Ownership of any of the equity securities of United, Old United or any of their respective Affiliates, (b) merger, consolidation, statutory share exchange or other transaction involving United, Old United or any of their respective Affiliates or (c) change in the composition of the board of directors or other governing body of United, Old United or any of their respective Affiliates.

         CHANGE OF CONTROL COVENANT. Any covenant, agreement or other provision (excluding requirements imposed by Law) pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which United, Old United or any of their respective Affiliates is or becomes a party or to which United, Old United, any of their respective Affiliates or any of their respective material assets are or become subject or bound.

         CLASS A STOCK. The Class A common stock, $0.01 par value per share, of United.

         CLASS B EVENT. As defined in the United Charter as in effect on the date hereof.

         CLASS B STOCK. The Class B common stock, $0.01 par value per share, of United.

         CLASS C STOCK. The Class C common stock, $0.01 par value per share, of United.

         CLOSING. As defined in the Merger Agreement.

         COMMON STOCK. The Class A Stock, the Class B Stock and the Class C
Stock.


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         CONTRACT. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, agreement, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         CONTROLLED AFFILIATE. When used with reference to a specified Person, an Affiliate of such Person that such Person directly, or through one or more intermediaries, Controls; PROVIDED THAT, (a) none of United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party and
(b) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of United.

         CONTROL AND DERIVATIVE TERMS. The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         CONTROL PERSON. Each of (1) the Chairman of the Board of Liberty, (2) the President and Chief Executive Officer of Liberty, (3) the Executive Vice President and Chief Operating Officer of Liberty, (4) each of the directors of Liberty, and (5) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (4) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. "Family members" for this purpose means the parents, descendants, step children, step grandchildren, nieces and nephews, and spouse of the specified person.

         CONTROLLING PRINCIPALS. Founders who are Principals and who hold a majority of the aggregate voting power of the Equity Securities held by the Founders who are Principals.

         CONVERSION EVENT. As defined in the United Charter as in effect on the date hereof.

         CURRENT BONDS. As defined in the United Charter as in effect on the date hereof.

         DESIGNATED PURCHASER. As defined in Section 4(b).

         DRAG-ALONG NOTICE. As defined in Section 8(a).

         DRAG-ALONG RIGHTS The rights granted to the Founders pursuant to Sections 8(a) and 8(b) to require the Liberty Parties to Transfer Common Stock.

         EQUITY SECURITIES. The Common Stock and any other securities hereafter issued by United that are entitled to vote generally in the election of directors.

         EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         EXCHANGE AGREEMENT. That certain Exchange Agreement dated as of the date hereof among United and certain of the Founders.


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         EXERCISING HOLDERS. As defined in Section 7(b).

         FIRST OFFER NOTICE. A Liberty Offer Notice or Founder Offer Notice.

         FOUNDER ACCEPTANCE NOTICE. As defined in Section 4(a).

         FOUNDER ELECTION PERIOD. As defined in Section 5(a).

         FOUNDER OFFER NOTICE. As defined in Section 5(a).

         FOUNDER OFFER PRICE. As defined in Section 5(a).

         FOUNDER OFFERED SHARES. As defined in Section 5(a).

         FOUNDER PARTY: Each Founder and each Permitted Transferee of a Founder that hereafter becomes bound by or who is required to become bound by this Agreement for so long as such person is or is required to be so bound.

         FOUNDERS. (i) As defined in the preamble and (ii) any person who (x) immediately prior to the Closing was a member of the senior management of Old United or a member of the Board of Directors of Old United, (y) owned shares of Old United Class B Stock immediately prior to the Closing and Class B Stock thereafter and (z) is designated as an additional Founder in the sole discretion of the Controlling Principals, provided that such person executes and delivers to United and the Liberty Parties a counterpart of this Agreement and to United a counterpart of the Voting Agreement, agreeing to be bound by the provisions hereof and thereof applicable to the Founders. A Person identified by clause (i) or (ii) of this definition as a Founder will cease to be a Founder at such time as such Person no longer Beneficially Owns any Class B Stock.

         FOUNDERS AGREEMENTS. Means (a) the Founders Agreement dated as of the date hereof among the Founders relating to United and (b) the Founders Agreement dated as of the date hereof among certain Founders relating to Old United.

         GOVERNMENTAL APPROVAL. Any notice to, filing with, or approval or consent of a Government Authority required by applicable law with respect to any action, including without limitation, the expiration or termination of any applicable waiting period under the HSR Act.

         GOVERNMENTAL AUTHORITY. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         GROUP. As defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder, but the existence of the Transaction Agreements and the Merger Agreement shall be disregarded in determining whether a Group exists.

         HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         JUDGMENT. Any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.


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         LAW. Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

         LIBERTY. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that in the event a Transferee Parent becomes the Beneficial Owner of all or substantially all of the Equity Securities then Beneficially Owned by Liberty as to which Liberty has dispositive control, the term "Liberty" shall mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         LIBERTY ACCEPTANCE NOTICE. As defined in Section 5(a).

         LIBERTY GLOBAL. As defined in the preamble.

         LIBERTY OFFER NOTICE. As defined in Section 4(a).

         LIBERTY OFFER PRICE. As defined in Section 4(a).

         LIBERTY OFFERED SHARES. As defined in Section 4(a).

         LIBERTY PARTIES. Liberty, Liberty Global and Liberty UCOMA and including any Permitted Transferee of a Liberty Party who hereafter becomes bound by or who is required to become bound by this Agreement for so long as such Person is or is required to be so bound. Liberty Global and any such Permitted Transferee will each cease to be a Liberty Party at such time as such Person is no longer a Controlled Affiliate of Liberty.

         LIBERTY PARTY EQUITY SECURITIES. As defined in the Standstill
Agreement.

         LIBERTY PURCHASE PERIOD.  As defined in Section 5(c).

         LIBERTY UCOMA.  As defined in the preamble.

         LICENSE. Any license, franchise, authorization, permit, certificate, variance, exemption, concession, consent, lease, right of way, easement, instrument, order or approval domestic or foreign, of any Governmental Authority.

         LIEN. Any mortgage, pledge, lien, encumbrance, charge, or security interest.

         LMI. As defined under "Background" on the first page of this Agreement.

         MERGER AGREEMENT. As defined under "Background" on the first page of this Agreement.

         NEW UNITED COVENANT AGREEMENT. The Agreement Regarding Additional Covenants as of the date hereof among United and the Liberty Parties.

         NO WAIVER AGREEMENT. That certain No Waiver Agreement dated as of the date hereof among Liberty, LMI and United.

         OLD UNITED. As defined under "Background" on the first page of this Agreement.


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         OLD UNITED AGREEMENT. That certain Agreement dated as of the date hereof among Old United and the Liberty Parties.

         OLD UNITED CLASS B STOCK. The Class B Common Stock, par value $0.01 per share, of Old United.

         OUTSIDE CLOSING DATE. As defined in Section 4(b).

         PERMITTED TRANSFEREES. In the case of a Founder (the "SPECIFIED FOUNDER"), (a) any other Founder, (b) such specified Founder's parents, descendants, step children, step grandchildren, nieces and nephews, and spouses of any of the foregoing, (c) such specified Founder's heirs, devisees and legatees, and (d) partnerships and entities that are primarily owned by, and trusts that are primarily for the benefit of, any of the Persons designated in clauses (a), (b) and (c) (but only for so long as such relationship exists). In the case of a Permitted Transferee of a Founder, such Founder or another Permitted Transferee of such Founder. In the case of the Liberty Parties, Liberty and any Person Controlled by Liberty.

         PERSON. Person shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity.

         PRINCIPALS. Albert M. Carollo, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. (so long as it is controlled by Gene W. Schneider), and Mark L. Schneider.

         PROPORTIONATE NUMBER OF SHARES. The Proportionate Number of Shares of the Liberty Parties shall be the number of shares of Common Stock Beneficially Owned by the Liberty Parties as to which they have dispositive power multiplied by a fraction, the numerator of which is the number of shares of Class B Stock proposed to be transferred by the Founder Parties as set forth in a Drag-Along Notice and the denominator of which is the number of shares of Class B Stock Beneficially Owned in the aggregate by the Founders and their Permitted Transferees.

         REGISTRATION RIGHTS AGREEMENT. That certain Registration Rights Agreement dated as of the date hereof among United and the Liberty Parties.

         RESTRICTION. With respect to any capital stock, equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any License or Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or (iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital


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stock or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

         RIGHTS. When used with respect to a Specified Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

         SIXTY-DAY ELECTION PERIOD.  As defined in Section 4(a).

         SPECIFIED FOUNDER. As defined in the definition of " Permitted Transferees".

         STANDSTILL AGREEMENT. That certain Standstill Agreement dated as of the date hereof among United and the Liberty Parties.

         SUBJECT SHARES. Shares of Class B Stock and, prior to June 25, 2010, shares of Class C Stock.

         TAG-ALONG GROUP. As defined in Section 7(b).

         TAG-ALONG NOTICE. As defined in Section 7(a).

         TAG-ALONG RIGHT. As defined in Section 7(b).

         TRANSACTION AGREEMENTS. This Agreement, the Voting Agreement, the Standstill Agreement, the New United Covenant Agreement, the Registration Rights Agreement, the No Waiver Agreement, the Exchange Agreement, the United Charter, the United Bylaws, the UPC Release, the Founders Agreements and the Old United Agreement.

         TRANSFER. Any sale, exchange, pledge (except a pledge in compliance with this Agreement and the Standstill Agreement) or other transfer, direct or indirect, of Class B Stock or Class C Stock or, when the context requires, Class A Stock (including through the relinquishment of control of a Person holding shares of such stock), provided, however, that none of the following shall constitute a Transfer: (i) a conversion of Class C Stock into Class B Stock or of Class B Stock or Class C Stock into Class A Stock, (ii) any transfer pursuant to any tender or exchange offer approved by a majority of the Board, (iii) a transfer by operation of law in connection with any merger, consolidation, statutory share exchange or similar transaction involving United, (iv) a transfer pursuant to a plan of liquidation of United that has been approved by a majority of the Board or (v) in the case of Liberty, any transaction or series of transactions involving the direct or indirect transfer (or relinquishment of control) of a Person that holds Liberty Party Equity Securities ("TRANSFERRED PERSON"), if (x) immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the HSR Act) of such Transferred Person or its successor (a "TRANSFEREE PARENT") are


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Beneficially Owned by Persons who prior to such transaction were Beneficial
Owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or who are Control Persons or any combination of the foregoing and (y) such Transferee Parent becomes a party to this Agreement and the Standstill Agreement with the same rights and obligations as Liberty.

         TRANSFEREE PARENT. As defined in the definition of "Transfer."

         TRANSFEROR. As defined in Section 7(a).

         TRANSFERRED PERSON. As defined in the definition of "Transfer".

         TWO-BUSINESS DAY ELECTION PERIOD. As defined in Section 4(a).

         UNITED. As defined in the preamble

         UNITED BYLAWS. The Bylaws of United, as such Bylaws may be amended from time to time in accordance with the United Charter, such Bylaws and the New United Covenant Agreement.

         UNITED CHARTER. The Restated Certificate of Incorporation of United as filed with the Secretary of State of the State of Delaware on December 31, 2001, as it may be amended from time to time.

         UNITED/NEW UNITED MERGER. As defined in the Merger Agreement.

         UPC. United Pan-Europe Communications, N.V., a company organized under the laws of The Netherlands.

         UPC CONVERTIBLE SHARES. As defined in Section 10(c).

         UPC ORDINARY SHARES. As defined in Section 10(c).

         UPC RELEASE. Section 3 and Exhibit A of that certain Release, dated as of February 22, 2001, among UPC, Old United, Liberty and LMI (but no other provisions of such Release).

         VOTING AGREEMENT. That certain Voting Agreement dated as of the date hereof among United and the Founders.

         Section 2. ACTION BY FOUNDERS OR LIBERTY PARTIES.

         Whenever this Agreement contemplates any action to be taken by the Founder Parties, each of the Founder Parties shall act at the direction of Controlling Principals and Controlling Principals shall be (and hereby are) authorized in such circumstances to take any contemplated action on behalf of all of the Founder Parties. The Liberty Parties and United will be entitled to rely, as binding on all the Founders, on any instrument signed by Controlling Principals and on any representation by a Principal that such Principal is a Controlling Principal or by a group of

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Principals that such Principals are Controlling Principals. Whenever this
Agreement contemplates any action to be taken by the Liberty Parties or their Affiliates, each such party shall act at the direction of Liberty and Liberty shall be (and hereby is) authorized to take any contemplated action on behalf of all of the Liberty Parties. The Founder Parties and United will be entitled to rely, as binding on all the Liberty Parties, on any instrument signed by Liberty.

         Section 3. LIMITATION ON CONVERSION OF CLASS C STOCK; OTHER COVENANTS.

         (a) Prior to a Conversion Event, the Liberty Parties will not convert shares of Class C Stock into Class A Stock if, after giving effect to such conversion, the aggregate voting power of the shares of Class A Stock and Class B Stock then owned by the Liberty Parties would (x) exceed 50% of the combined voting power of the shares of Class A Stock and Class B Stock then outstanding, or (y) constitute a greater percentage of the combined voting power of the shares of Class A Stock and Class B Stock then outstanding than the percentage represented by the aggregate voting power of the shares of Class A Stock and Class B Stock then Beneficially Owned by the Founder Parties, provided that the limitations set forth in clauses (x) and (y) on the Liberty Parties' right to convert the Class C Stock (i) will terminate if the aggregate voting power of the shares of Class A Stock and Class B Stock Beneficially Owned by any other Person or Group (other than a Group that is controlled by one or more Controlling Principals and consists solely of Founder Parties) exceeds either of such percentages and (ii) will not apply to any conversion of Class C Stock into Class A Stock in connection with a sale or hedging transaction or to any related pledge involving Class A Stock.

         (b) Without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, United will not take any action and will not permit any action to be taken on its behalf, and will use its best commercially reasonable efforts to prevent any action from being taken by or on behalf of any of its Affiliates, that would result in United, Old United or any of their respective Affiliates being subject to or bound by any Change of Control Covenant, unless any Change of Control involving or caused by the action of Liberty, Liberty UCOMA, Liberty Global or any of their respective Affiliates (other than a transfer by any of the foregoing to an unaffiliated third party of Control of United, if such Control is obtained in the future) is exempted from the application and effects of such Change of Control Covenant. United will not be deemed to be in breach of the foregoing as a result of its or its Affiliates entering into or maintaining in the ordinary course of business a License granted by a Governmental Authority that includes a Change of Control Covenant provided that (i) such License is of the kind and nature that customarily requires approval of the Governmental Authority granting the same for a Change of Control, (ii) the applicable Change of Control Covenant includes only terms customarily imposed by such Governmental Authority in similar circumstances, (iii) the maximum penalty for breach of such Change of Control Covenant is termination of the applicable License, and (iv) United used its best commercially reasonable efforts to obtain the exemption from the application and effects of such Change of Control Covenant contemplated by the preceding sentence. Without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, United will not take any action or permit any action to be taken that would, or fail to take any action or permit any action to be omitted where such failure or omission would, extend or perpetuate the applicability of any Change of Control Covenant in effect as of May 25, 2001 under the Current Bonds beyond the maturity date in effect as of May 25, 2001 of the Current Bonds to which they relate. United will


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use its best commercially reasonable efforts to take such actions as will cause the conditions necessary to permit the conversion in full of the Class C Stock into Class B Stock to be satisfied.

         (c) If, following the occurrence of a Class B Event, any vote or other action of United's stockholders is required in connection with the acquisition of shares of Class B Stock by a Liberty Party or any of its Affiliates pursuant to their purchase rights under the Standstill Agreement, United and the Founders and their Permitted Transferees will use their respective best commercially reasonable efforts to cause such vote or other action to be taken, including calling a special meeting of stockholders or soliciting a written consent of stockholders, and voting all Equity Securities held by such Persons at such meeting in person or by proxy or signing a written consent of stockholders in lieu of a meeting.

         Section 4. FOUNDERS' RIGHT OF FIRST OFFER.

         (a) No Liberty Party shall Transfer any Subject Shares to any Person other than a Permitted Transferee in compliance with Section 6, or convert any Subject Shares to Class A Stock, unless, prior to such Transfer or conversion, the Liberty Parties first offer to sell the Subject Shares proposed to be Transferred or converted (the "LIBERTY OFFERED SHARES") to the Founders by delivering a written notice (a "LIBERTY OFFER NOTICE") to the Founders. The Liberty Offer Notice shall state the number and class of Liberty Offered Shares and the price per share (the "LIBERTY OFFER PRICE") at which such Liberty Party is offering the Liberty Offered Shares to the Founders and shall constitute a binding, irrevocable offer, subject to the provisions of this Section 4, to sell the Liberty Offered Shares to the Founders and any Designated Purchaser (as defined below) at the Liberty Offer Price. Prior to the occurrence of a Conversion Event, the number of Liberty Offered Shares proposed to be Transferred, when taken together with the aggregate number of shares of Class A Stock, received upon conversion of Subject Shares, Beneficial Ownership of which shares of Class A Stock was theretofore Transferred by a Liberty Party, other than to a Permitted Transferee or a Founder Party or Designated Purchaser or to United, shall not exceed the sum of the total number of shares of Class A Stock of which the Liberty Parties acquired Beneficial Ownership after the date hereof (from Persons other than United (including upon the conversion of Class C Stock) or the Founder Parties) plus the total number of shares of Class A Stock received in the United/New United Merger upon conversion of shares of Class A Common Stock, par value $0.01 per share, of Old United acquired by the Liberty Parties after December 3, 2001. In order to accept the offer of the Liberty Offered Shares, Controlling Principals must deliver a written notice of acceptance (a "FOUNDER ACCEPTANCE NOTICE") to the Liberty Parties agreeing to purchase all, but not less than all, of the Liberty Offered Shares at the Liberty Offer Price. In order to be effective, a Founder Acceptance Notice must
(i) be signed by Controlling Principals (either personally or by a duly authorized agent), (ii) designate which Founders and Designated Purchasers are to purchase the Liberty Offered Shares and the number of shares to be purchased by each such Founder and Designated Purchaser and (iii) be delivered to the Liberty Parties no later than 5:00 p.m. Denver, Colorado time on the last day of
(A) if such Liberty Offer Notice relates to a number of Subject Shares, the conversion of which to Class A Stock would not reduce the aggregate voting power for the election of directors of Equity Securities subject to this Agreement below 80% of the total voting power for the election of directors of all Equity Securities outstanding, in each case calculated as if all Class C Stock had been converted to Class B Stock, the two-Business Day period (a "TWO-BUSINESS DAY ELECTION PERIOD") following the date the Liberty Offer Notice is given; or (B) in all


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other cases, the sixty-day period (a "SIXTY-DAY ELECTION PERIOD") following the date the Liberty Offer Notice is given. A duly completed and delivered Founder Acceptance Notice shall constitute a binding irrevocable agreement by the Controlling Principals signing such notice and the Founders and Designated Purchasers named therein to purchase the Liberty Offered Shares at the Liberty Offer Price as provided in this Section 4. If a Founder Acceptance Notice meeting the requirements specified above is not delivered within the specified election period, then the Founders will be deemed to have rejected the offer of the Liberty Offered Shares.

         (b) Upon delivery of a Founder Acceptance Notice meeting the requirements specified above within the specified election period, the Liberty Parties will be obligated to sell, and the Controlling Principals and the Founders and Designated Purchasers named in such Founder Acceptance Notice will be jointly and severally obligated to buy, all of the Liberty Offered Shares at the Liberty Offer Price. The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than (i) the fifth Business Day after the Liberty Offer Notice is given, in the case of a Liberty Offer Notice with a Two-Business Day Election Period, or (ii) the 180th day after the Liberty Offer Notice is given, in the case of a Liberty Offer Notice with a Sixty-Day Election Period (each, an "OUTSIDE CLOSING DATE"). The purchase and sale will be without representation or warranty, except that each party to the transaction will represent and warrant that it has all requisite power and authority to enter into the transactions, and the Liberty Parties transferring the shares will represent and warrant that they are transferring valid title to such shares and such shares are being transferred free and clear of any Lien or Restriction other than those created by this Agreement, any other Transaction Agreement or the parties taking delivery of such shares. Payment of the purchase price shall be in immediately available United States Dollars. A "DESIGNATED PURCHASER" means any Person other than a Founder designated in a Founder Acceptance Notice as a purchaser of Liberty Offered Shares. As a condition to acquiring any Liberty Offered Shares pursuant to this Section 4, a Designated Purchaser must execute and deliver an instrument, in form and substance reasonably acceptable to United and the Liberty Parties, by which such Designated Purchaser agrees (i) to be subject to all of the obligations of a Founder Party under this Agreement and the Voting Agreement but, except for a Designated Purchaser that is a Permitted Transferee, to have none of the rights of a Founder Party hereunder or thereunder and (ii) in the case of a Designated Purchaser that is not a Permitted Transferee, to be subject to all of the obligations of a Liberty Party under the Standstill Agreement but to have none of the rights of a Liberty Party thereunder. Without limiting the generality of the foregoing, except for the imposition of the foregoing obligations on a Designated Purchaser, no Designated Purchaser that is not a Permitted Transferee will be considered a Founder Party for any purpose hereunder, including the termination provisions set forth in Section 13. Immediately following the Transfer of Liberty Offered Shares to a Founder or Designated Purchaser pursuant to this Section 4, such shares shall be converted to Class A Stock, or, if (i) then permissible under the United Charter, or (ii) such conversion would not result in a "Change of Control" pursuant to the Current Indentures as then in effect, Class B Stock, provided that if the Liberty Offered Shares are Class B Stock, such shares need not be converted into Class A Stock.

         (c) If (i) the Founders reject or are deemed to reject the offer of the Liberty Offered Shares set forth in a Liberty Offer Notice, or (ii) the Founders accept such offer but the purchase and sale of all of the Liberty Offered Shares does not occur by the applicable Outside Closing Date for any reason other than the Liberty Parties' failure to comply with their respective obligations under Section 4(b), then the Liberty Parties shall be free to Transfer the Liberty Offered Shares (or, if applicable, convert the Liberty Offered Shares into shares of Class A Stock); provided that, in the case of a
Transfer:

                  (A) such Liberty Offered Shares are converted into Class A Stock prior to the Transfer, and

                  (B) in the case of a Liberty Offer Notice with a Sixty-Day Election Period, the Transfer occurs at a price per share equal to or higher than the Liberty Offer Price within 60 days after the applicable of
                           (x) the last day of the Sixty-Day Election Period, if the offer set forth in the Liberty Offer Notice was rejected or deemed rejected or (y) the applicable Outside Closing Date, if the closing of the sale of the Liberty Offered Shares pursuant to the Liberty Offer Notice did not occur by such date; or

                  (C) in the case of a Liberty Offer Notice with a Two-Business Day Election Period, the Transfer either occurs in accordance with Clause (B) above or, if the Liberty Offer Price specified in the applicable Liberty Offer Notice was the market price of the Class A Stock (or, if the Class B Stock is then publicly traded, the Class B Stock) at the time of such Liberty Offer Notice, the Transfer occurs at a price not less than the then current market price of the Class A Stock (whether higher or lower than the Liberty Offer Price) within 15 days after the applicable of (x) the last day of the Two-Business Day Election Period, if the offer set forth in the Liberty Offer Notice was rejected or deemed rejected or (y) the applicable Outside Closing Date, if the closing of the sale of the Liberty Offered Shares pursuant to the Liberty Offer Notice did not occur by such date.

         Any purported Transfer of Subject Shares in violation of this Section 4 shall be void and ineffective as against both the transferring Liberty Party and the proposed transferee, and any purported conversion of Subject Shares in violation of this Section 4 shall be void and ineffective.

         Section 5. LIBERTY PARTIES' RIGHT OF FIRST OFFER.

         (a) No Founder Party shall Transfer any Subject Shares to any Person other than a Permitted Transferee in compliance with Section 6 or convert any Subject Shares to Class A Stock, unless, prior to such Transfer or conversion, such Founder Party first offers to sell the Subject Shares proposed to be Transferred or converted (the "FOUNDER OFFERED SHARES") to the Liberty Parties by delivering a written notice (a "FOUNDER OFFER NOTICE") to the Liberty Parties. The Founder Offer Notice shall state the number and class of Founder Offered Shares and the price per share (the "FOUNDER OFFER PRICE") at which such Founder Party is offering the Founder Offered Shares to the Liberty Parties and shall constitute a binding, irrevocable offer, subject to the provisions of this
Section 5, to sell the Founder Offered Shares to the Liberty Parties at the Founder Offer Price. In order to accept the offer of the Founder Offered Shares, Liberty must deliver a written notice of acceptance (a "LIBERTY ACCEPTANCE NOTICE") to the offering Founder Party agreeing to purchase, or to cause another Liberty Party or a Permitted Transferee to purchase, all, but not less than all, of the Founder Offered Shares at the Founder Offer Price. In order to be effective, a Liberty Acceptance Notice must
(i) be signed by Liberty and (ii) be delivered to the offering Founder Party no later than 5:00 p.m. Denver, Colorado time on the last day of the thirty day period (a "FOUNDER ELECTION PERIOD") following the date the Founder Offer Notice is given. A duly completed and delivered Liberty Acceptance Notice shall constitute a binding irrevocable agreement by Liberty to purchase, or to cause another Liberty Party or a Permitted Transferee to purchase, the Founder Offered Shares at the Founder Offer Price as provided in this Section 5. If a Liberty Acceptance Notice meeting the requirements specified above is not delivered within the specified election period, then the Liberty Parties will be deemed to have rejected the offer of the Founder Offered Shares.

         (b) Upon delivery of a Liberty Acceptance Notice meeting the requirements specified above within the specified election period, the offering Founder Party will be obligated to sell, and Liberty will be obligated to purchase, or to cause another Liberty Party or a Permitted Transferee to purchase, all of the Founder Offered Shares at the Founder Offer Price. The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than the 60th day after the Founder Offer Notice is given (provided that such 60 day period may be extended for up to an additional 90 days to the extent that the acquisition of the Founder Offered Shares requires any Governmental Approval that has not been obtained during that period). The purchase and sale will be without representation or warranty, except that each party to the transaction will represent and warrant that it has all requisite power and authority to enter into the transactions, and the Founder Party transferring the shares will represent and warrant that it is transferring valid title to such shares and such shares are being transferred free and clear of any Lien or Restriction other than those created by this Agreement, any other Transaction Agreement or the parties taking delivery of such shares. Payment of the purchase price shall be in immediately available United States Dollars. As a condition to acquiring any Founder Offered Shares, a Permitted Transferee of a Liberty Party that is not then a party to this Agreement must execute and deliver an instrument, in form and substance reasonably acceptable to United and the Controlling Principals, by which such Permitted Transferee agrees to be subject to all of the rights and obligations of a Liberty Party under this Agreement and the Standstill Agreement.

         (c) If (i) the Liberty Parties reject or are deemed to reject the offer of the Founder Offered Shares set forth in a Founder Offer Notice, or (ii) the Liberty Parties accept such offer but the purchase and sale of all of the Founder Offered Shares does not occur within the time period specified in
Section 5(b) (as extended, if applicable, the "LIBERTY PURCHASE PERIOD") for any reason other than the Founders' failure to comply with their respective obligations under Section 5(b), then the Founder Party delivering the Founder Offer Notice shall be free to Transfer the Founder Offered Shares (or, if applicable, convert the Founder Offered Shares into shares of Class A Stock), provided that, in the case of a Transfer:

                  (A) the Transfer occurs at a price per share equal to or higher than the Founder Offer Price within 60 days after the applicable of (x) the last day of the Founder Election Period if the offer set forth in the Founder Offer Notice was rejected or deemed rejected or (y) the last day of the Liberty Purchase Period if the closing of the sale of the Founder Offered Shares pursuant to the Founder Offer Notice did not occur by such date, and

                  (B) unless the aggregate number of Founder Offered Shares then being Transferred by all Founder Parties to the same transferee represents at least a majority of the aggregate amount of Subject Shares Beneficially Owned by all Founders and their Permitted Transferees and Designated Purchasers, such Founder Offered Shares are converted into shares of Class A Stock prior to the Transfer.

         Any purported Transfer of Subject Shares in violation of this Section 5 shall be void and ineffective as against both the transferring Founder Party and the proposed transferee, and any purported conversion of Subject Shares in violation of this Section 5 shall be void and ineffective.

         Section 6. PERMITTED TRANSFERS.

         (a) The Liberty Parties and any Founder Party may Transfer Subject Shares to their respective Permitted Transferees without being obligated to first deliver a First Offer Notice to any other party, provided that the Permitted Transferee undertakes in writing to be subject to each of the terms of this Agreement, and in the case of a Permitted Transferee of a Liberty Party, the Standstill Agreement and, in the case of Permitted Transferees of the Founder Parties, the Voting Agreement and is then subject to the rights and obligations that apply to the Liberty Parties, in the case of Permitted Transferees of a Liberty Party, or the Founder Parties, in the case of Permitted Transferees of a Founder Party. Any purported Transfer to a Permitted Transferee shall be void and ineffective as against both the transferring Liberty Party or Founder Party, and the Permitted Transferee, if the Permitted Transferee fails to become subject to this Agreement and subject to the rights and obligations of the transferring Liberty Party or Founder Party.

         (b) A Founder Party or Liberty Party may pledge or grant a security interest in Subject Shares, or Rights to acquire Subject Shares, to a financial institution to secure a bona fide loan made to such Founder Party or Liberty Party, or in connection with a hedging transaction with a financial institution, without becoming obligated to deliver a First Offer Notice; provided that the lender or counter-party (i) may not become the registered holder of Subject Shares as a consequence thereof, (ii) agrees in writing with the pledging party (in an agreement which expressly provides that United and the non-pledging party (the Liberty Parties or the Founders, as applicable) are third-party beneficiaries thereof) that such secured party shall not foreclose upon or Transfer any Subject Shares pursuant to the exercise of its remedies with respect to such pledge or security interest unless it first complies with the provisions of Section 4 as if it were a Liberty Party, in the case of a pledge of Subject Shares held by a Liberty Party, and the provisions of Section 5 as if it were a Founder Party, in the case of a pledge of Subject Shares held by a Founder Party, and, in either case, if the applicable offer is rejected or deemed rejected or the purchase and sale of the offered shares fail for any reason to occur, it converts the Subject Shares subject to such pledge or security interest into Class A Stock prior to such foreclosure or Transfer. Notwithstanding the foregoing reference to the provisions of Section 4 and 5, for pledges made to secure loans (or notional amounts in the case of hedging transactions) of less than $15 million, (1) the maximum election period shall be one (1) Business Day (rather than the Sixty-Day Election Period provided in
Section 4 or the thirty-day Founder Election Period provided in Section 5) and
(2) the closing of any purchase and sale of the pledged shares by the Liberty Parties or the Founders, as applicable, pursuant to the exercise of their first offer rights shall occur within three (3) Business Days of the delivery of a First Offer Notice by the secured party.

         (c) Those pledges of common stock of Old United that were in effect on May 25, 2001 and are identified on Appendix I hereto, and which apply to Subject Shares as of the date hereof, shall not be deemed to have been made in violation of the foregoing provisions of this Agreement, provided that the pledging parties use their best commercially reasonable efforts to obtain the agreement of the applicable lender or counter-party contemplated by Section 6(b).

         Section 7. TAG-ALONG RIGHTS.

         (a) If (i) (A) the Liberty Parties propose to Transfer Liberty Offered Shares representing a majority of the Class B and Class C Stock then Beneficially Owned by the Liberty Parties or, when taken together with all prior Transfers of such stock other than to a Permitted Transferee or the Founders and their Designated Purchasers, a number of shares equal to a majority of such stock Beneficially Owned by the Liberty Parties as of the date hereof, in either case pursuant to a Liberty Offer Notice or Liberty Offer Notices delivered in accordance with Section 4, (B) the Founders and their Designated Purchasers fail to purchase such Liberty Offered Shares and (C) the Liberty Parties propose to Transfer the Class A Stock obtained by the conversion of such Liberty Offered Shares to a Person other than a Permitted Transferee, or (ii) (A) the Founder Parties propose to Transfer Founder Offered Shares representing a majority of the Class B Stock then Beneficially Owned by all Founder Parties, or, when taken together with all prior Transfers of such stock other than to a Permitted Transferee or the Liberty Parties, a number of shares equal to a majority of such stock Beneficially Owned by the Founders and their Permitted Transferees as of the date hereof, in either case pursuant to a Founder Offer Notice or Founder Offer Notices delivered in accordance with Section 5, (B) the Liberty Parties fail to purchase such Founder Offered Shares and (C) the Founder Parties propose to Transfer such Founder Offered Shares to a Person other than a Permitted Transferee, the proposed transferor(s) (the "TRANSFEROR") must first deliver a notice (a "TAG-ALONG NOTICE") to the Founders, if the Transferor is one or more Liberty Parties, or to the Liberty Parties, if the Transferor is one or more Founder Parties, setting forth (w) the number of shares of Class A Stock or shares of Class B Stock proposed to be Transferred (which shall be the same as the number of Subject Shares subject to the applicable First Offer Notice), (x) the price per share of Class A Stock or per share of Class B Stock at which the shares of Class A Stock or shares of Class B Stock are proposed to be Transferred (which shall be equal to or greater than the price per share set forth in the applicable First Offer Notice), (y) all Liens and Restrictions to which the shares of Class A Stock or shares of Class B Stock proposed to be Transferred will be subject, and (z) whether the shares of Class A Stock or shares of Class B Stock proposed to be Transferred are to be sold for cash or other consideration and the other terms of the proposed Transfer.

         (b) The Liberty Parties (if the Transferor is one or more Founder Parties) or the Founder Parties (if the Transferor is one or more Liberty Parties) (the applicable of the foregoing, the "TAG-ALONG GROUP") shall have the right (the "TAG-ALONG RIGHT"), exercisable by written notice delivered to the Transferor not later than 15 Business Days following the date the Tag-Along Notice is given, to elect to Transfer up to an aggregate number of shares of Class B Stock and/or Class C Stock (and/or, if the Tag-Along Group consists of one or more Liberty Parties, Class A Stock) owned by the members of the Tag-Along Group equal to the number determined by multiplying the number of shares of Class B Stock (or Class A Stock if the Transferor is a Liberty Party) proposed to be transferred by the Transferor by a fraction the numerator of which is the number of shares of Class B Stock and Class C Stock (and, if the Tag-Along Group consists of one or more Liberty Parties, Class A Stock) then owned in the aggregate by the members of the Tag-Along Group and the denominator of which is the total number of shares of Class B Stock and Class C Stock then owned in the aggregate by the Transferor and the members of the Tag-Along Group (and, if the Tag-Along Group consists of one or more Liberty Parties, shares of Class A Stock then owned by members of the Tag-Along Group). The shares of Common Stock Transferred by the Liberty Parties pursuant to the exercise of a Tag-Along Right may include shares of Class A Stock, but only up to an aggregate number of shares of Class A Stock in any such Transfer equal to the number determined by multiplying the total number of shares of Common Stock that may be Transferred by the Liberty Parties pursuant to such Tag-Along Right (computed in accordance with the preceding sentence) by a fraction, the numerator of which is the number of shares of Class A Stock then owned in the aggregate by the Liberty Parties and the denominator of which is the total number of shares of Common Stock then owned in the aggregate by the Liberty Parties. The Tag-Along Right shall be allocated among the members of the Tag-Along Group by Liberty (in the case of the Liberty Parties) or the Controlling Principals (in the case of the Founder Parties). The number of shares to be Transferred by the Transferor shall be reduced by the number of shares to be sold by the parties to this Agreement that exercise Tag-Along Rights ("EXERCISING HOLDERS").

         (c) The terms on which any Transferor required to deliver a Tag-Along Notice actually Transfers its shares of Class B Stock or shares of Class A Stock shall not be more favorable, and shall include no more cash, than the terms on which Exercising Holders Transfer their shares of Common Stock. Exercising Holders may be required to make the same representations, warranties, covenants and agreements as are given by the Transferor in connection with any Transfer pursuant to this Section 7, but only insofar as they relate to such Exercising Holder's ownership of the Common Stock subject to the Transfer, are representations or warranties regarding the approval, authorization or enforceability of such action, or are covenants or agreements to the effect that such Exercising Holder will take such commercially reasonable actions as may be necessary for the Transfer to lawfully occur and which the Transferor has also agreed to take (other than any such actions which can reasonably be taken only by the Transferor).

         If any Liberty Party or Founder Party exercises its Tag-Along Right, the Transferor required to deliver a Tag-Along Notice shall cause the documents relating to the Transfer of its shares of Class A Stock or shares of Class B Stock to the proposed transferee to be amended so that such documents include as parties the Exercising Holders, and so as to provide that the proposed transferee shall acquire from such Exercising Holders the number of shares of Common Stock held by such Exercising Holders as to which the Tag-Along Right has been exercised. The closing of the sale of Common Stock by any Exercising Holder pursuant to this Section 7 shall, to the extent legally practicable, take place at the same time and place as the closing of the Transfer by any Transferor giving rise to the Tag-Along Right. At such closing, (x) the Exercising Holders shall deliver to the transferee certificates representing the Common Stock subject to the Transfer, free and clear of any Lien or Restriction (if the Transferor's shares are being transferred free and clear of any Lien or Restriction) other than those created by this Agreement, another Transaction Agreement, the Transferor or the transferee, (y) the transferee shall deliver to the Exercising Holders the consideration to be paid for such Common Stock in accordance with the terms of the purchase and sale of such Common Stock and of the Common Stock of the Transferor, and (z) subject to the preceding paragraph, the Exercising Holders shall execute such other documents and take such other actions as are reasonably necessary to consummate the sale of such Common Stock and are also being taken by the Transferor (other than any such actions as can reasonably be taken only by the Transferor). Any shares of Class C Stock Transferred to a transferee pursuant to this Section shall be converted immediately prior to such Transfer to Class A Stock or, if then permissible under the United Charter, Class B Stock.

         Any purported Transfer of Common Stock in violation of this Section 7 shall be void and ineffective as against both the Transferor and the proposed transferee.

         Section 8. DRAG-ALONG RIGHTS.

         (a) If (A) the Founder Parties propose to Transfer Founder Offered Shares in an amount equal to the greater of (1) a number of shares that represents a majority of the Class B Stock then Beneficially Owned by all Founders and their Permitted Transferees or (2) a number of shares that, when taken together with all shares of Class B Stock previously Transferred to Persons other than Permitted Transferees or the Liberty Parties, represents a majority of the Class B Stock Beneficially Owned by the Founders and their Permitted Transferees as of the date hereof, in either case, pursuant to a Founder Offer Notice or Founder Offer Notices delivered in accordance with
Section 5, (B) the Liberty Parties fail to purchase such Founder Offered Shares and (C) the Founder Parties propose to Transfer such Founder Offered Shares to an unaffiliated third party that is not a Permitted Transferee, then the Controlling Principals may deliver a notice (a "DRAG-ALONG NOTICE") to the Liberty Parties setting forth (w) the number of shares of Class B Stock proposed to be Transferred (which shall be the same as the number of Subject Shares subject to the applicable Founder Offer Notice), (x) the price per share at which the shares of Class B Stock are proposed to be Transferred (which shall be equal to or greater than the price per share set forth in the applicable Founder Offer Notice), (y) all Liens and Restrictions to which the shares of Class B Stock proposed to be Transferred will be subject, and (z) whether the Class B Stock proposed to be Transferred is to be sold for cash or other consideration and the other terms of the proposed Transfer.

         (b) Upon receipt of a Drag-Along Notice, the Liberty Parties will be required to Transfer to the proposed transferee, at the Liberty Parties' election, (i) all shares of Class B Stock and Class C Stock Beneficially Owned by the Liberty Parties as to which they have dispositive power, (ii) all shares of Common Stock Beneficially Owned by the Liberty Parties as to which they have dispositive power or (iii) the Proportionate Number of Shares Beneficially Owned by the Liberty Parties (and, in the case of a Transfer pursuant to this clause
(iii), such Proportionate Number of Shares Beneficially Owned by the Liberty Parties shall be comprised of shares of Common Stock of each class in the same relative proportions as the Liberty Parties' aggregate Beneficial Ownership of each such class bears to the Liberty Parties' aggregate Beneficial Ownership of Common Stock of all classes); provided, however, that if, in connection with the proposed Transfer by the Founders, Mr. Gene W. Schneider, G. Schneider Holdings, Co., a Colorado limited partnership, The Gene W. Schneider Family Trust, Mr. Mark L. Schneider and The MLS Family Partnership LP propose to Transfer to the proposed transferee all shares of Common Stock Beneficially Owned by them, which shares of Common Stock include shares of

Class B Stock representing at least 40% of the greater of (x) the number of shares of Class B Stock Beneficially Owned by them in the aggregate as of the date hereof and (y) the number of shares of Class B common stock of Old United Beneficially Owned by them in the aggregate as of June 25, 2000, in each case appropriately adjusted for stock splits, stock dividends and other similar events, then the Liberty Parties will be required to Transfer to the proposed transferee all shares of Common Stock Beneficially Owned by them as to which they have dispositive power.

         (c) The Liberty Parties may require that any Transfer with respect to which the Founders exercise their Drag-Along Rights be structured as a transaction in which all holders of Class B Stock and Class C Stock are treated equally with respect to all shares of Common Stock being transferred and that is a tax-free transaction for the Liberty Parties.

         (d) Upon exercise by the Founders of Drag-Along Rights, the terms on which the Liberty Parties actually Transfer their Common Stock shall not be less favorable, and (subject to clause (c) above) shall not include less cash, than the terms on which the Founder Parties Transfer their Class B Stock. The Liberty Parties may be required to make the same representations, warranties, covenants and agreements as are given by the Founder Parties in connection with any Transfer pursuant to this Section 8, but only insofar as they relate to the Liberty Parties' ownership of the Common Stock subject to the Transfer, are representations or warranties regarding approval, authorization or enforceability of such action, or are covenants or agreements to the effect that the Liberty Parties will take such commercially reasonable actions as may be necessary for the Transfer to lawfully occur and which the Founder Parties have also agreed to take (other than any such action which can reasonably be taken only by the Founders).

         Upon exercise by the Founders of Drag-Along Rights, the Founders shall cause the documents relating to the Transfer of their Class B Stock to the proposed transferee to be amended so that such documents include as parties the Liberty Parties, and so as to provide that the proposed transferee shall acquire from the Liberty Parties the number of shares of Common Stock determined in accordance with Section 8(b). Except as otherwise required in order to satisfy
Section 8(c), the closing of the sale of Common Stock by the Liberty Parties pursuant to this Section 8 shall, to the extent legally practicable, take place at the same time and place as the closing of the Transfer by the Founder Parties. At such closing, (x) the Liberty Parties shall deliver to the transferee certificates representing the Common Stock subject to the Transfer, free and clear of any Lien or Restriction (if the Founder Parties' shares are being transferred free and clear of any Lien or Restriction) other than those created by this Agreement, any other Transaction Agreement or the transferee,
(y) the transferee shall deliver to the Liberty Parties the consideration to be paid for such Common Stock in accordance with the terms of the purchase and sale of such Common Stock and of the Class B Stock of the Founder Parties, and (z) subject to the preceding paragraph, the Liberty Parties shall, to the same extent as the Founder Parties with respect to the Class B Stock being transferred by them, execute such other documents and take such other commercially reasonable actions as may be necessary to consummate the sale of such Common Stock (other than any such action which can reasonably be taken only by the Founders). Any shares of Class C Stock Transferred to a transferee pursuant to this Section 8 shall be converted immediately following such Transfer to Class A Stock or, if (i) then permissible under the United Charter or (ii) such conversion would not result in a "Change of Control" pursuant to the Current Indentures as then in effect, Class B Stock.

         Section 9. ALL SHARES.

         All Equity Securities at any time Beneficially Owned by the Liberty Parties or the Founders or any of their Permitted Transferees shall be subject to the terms of this Agreement.

         Section 10. EXCHANGE OF SHARES.

         (a) United will, on request of Liberty and subject to applicable Law and listing requirements, permit any Liberty Party or its Affiliates to exchange any shares of Class A Stock or Class B Stock Beneficially Owned by such Liberty Party or Affiliate for shares of Class C Stock or, following the conversion of the Class C Stock, Class B Stock on a one-for-one basis.

         (b) United will, on request of Liberty and subject to applicable Law and listing requirements, permit any Liberty Party or its Affiliates to exchange capital stock of UPC (or capital stock of any other Affiliate of United (including, for purposes of this Section 10, any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors)) Beneficially Owned by such Liberty Party or Affiliate (which shares were acquired from UPC or such Affiliate) for shares of Class C Stock or, following the conversion of the Class C Stock, Class B Stock on the basis provided in subsection (c) of this Section 10 and otherwise on such basis as Liberty and United may agree, including the receipt of required fairness opinions. United will use commercially reasonable efforts to structure any such exchange so that it is tax-free to Liberty.

         (c) Without limiting the generality of the foregoing, at any time and from time to time after the occurrence of an event that, upon the giving of notice by UPC, would entitle UPC to convert the shares of its Series 1 Convertible Preference Shares A ("UPC CONVERTIBLE SHARES") Beneficially Owned by Liberty into ordinary shares of UPC ("UPC ORDINARY SHARES") (i) Liberty will have the right to put all or any portion of the UPC Convertible Shares or the UPC Ordinary Shares received on conversion or redemption of the UPC Convertible Shares or on exercise of warrants to United in exchange for shares of Class C Stock, or, following the conversion of the Class C Stock, Class B Stock, valued at the Agreed United Per Share Value (as defined in (and determined in accordance with) Schedule 10(c) to this Agreement, except that any values ascribed to United's direct or indirect investment in UPC Ordinary Shares and UPC Convertible Shares shall not exceed the values ascribed to such securities pursuant to the following sentence), and (ii) provided such exchange is tax-free to Liberty, United will have the right to call such UPC Convertible Shares or UPC Ordinary Shares from Liberty in exchange for shares of Class C Stock, or, following the conversion of the Class C Stock, Class B Stock, valued at the Average Market Price (as defined in the Merger Agreement) of the Class A Stock. For purposes of such put or call: (A) the value of UPC Convertible Shares will be as agreed by Liberty and United or, subject to Section 10(d), if they have not agreed on such value within ten days after the date notice of exercise of a put or call is given, as determined by an independent investment banking firm selected by the parties taking into account, among other things, the average closing sale price of the UPC Ordinary Shares for the period of 20 trading days preceding the date of such notice, and (B) UPC Ordinary Shares will be valued at the Average Market Price (as defined in the Merger Agreement) of the UPC Ordinary Shares as of the date notice of exercise of a put or call is given. If Liberty elects to exercise a put, United will use commercially reasonable efforts to structure the exchange transaction so that it is tax-free to Liberty.

         (d) If Liberty and United are unable to agree on the value of UPC Convertible Shares and are unable to agree on the selection of an investment banking firm to make such determination within the ten day period provided in
Section 10(c)(A), then either party may select such investment banking firm by delivering written notice of such selection to the other party at any time after the expiration of such ten day period; provided however, that if the party receiving such a notice, within ten days after the receipt thereof, delivers written notice to the other party designating an alternate investment banking firm, then the two investment banking firms identified by the parties shall select a third investment banking firm, which shall determine the value of the UPC Convertible Shares as contemplated by Section 10(c)(A).

         Section 11. ENDORSEMENT OF CERTIFICATES.

         (a) United shall endorse upon the certificate for each of the Equity Securities Beneficially Owned by the Liberty Parties and the Founders a legend substantially the same as the following legend:

                           "The securities represented by this certificate are subject to a [Stockholders Agreement and a Standstill Agreement [in the case of such securities held by Liberty Parties]], a [Stockholders Agreement and a Voting Agreement [in the case of such securities held by Founders]], each dated as of January 30, 2002, copies of which are available from UnitedGlobalCom, Inc. upon request, and any sale, pledge, hypothecation, transfer, assignment or other disposition of such securities is subject to such Stockholders Agreement and [Standstill Agreement] [Voting Agreement]."

         (b) Upon surrender to United of any certificate representing any Equity Securities or Rights disposed of by a Liberty Party or any Affiliate of a Liberty Party in a transaction described in Section 5(a)(ii) or (v) of the Standstill Agreement or in clause (ii), (iii) or (iv) of the definition of Transfer in Section 1, United shall promptly cause to be issued (i) to the transferee or transferees of such Equity Securities or Rights one or more certificates without the legend set forth in Section 11(a) and (ii) to the holder of Equity Securities or Rights represented by such certificates so surrendered one or more certificates representing such Equity Securities or Rights, if any, as shall not have been so disposed of, with the legend set forth in Section 11(a). Upon termination of this Agreement pursuant to Section 13 and the surrender to United of any certificate representing Equity Securities or Rights, United shall cause to be issued to the holder of such Equity Securities or Rights one or more certificates without the legend set forth in Section 11(a).

         Section 12. REPRESENTATIONS AND WARRANTIES.

         Each of the Liberty Parties, on the one hand, and the Founders and United, on the other, severally and not jointly, represent and warrant to each other as of the date of this Agreement as follows:

         (a) Such party has the right, power, legal capacity and authority to enter into and perform such party's obligations under this Agreement, and this Agreement constitutes such party's valid and binding obligation, enforceable against such party in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Such party has obtained all authorizations, permits, approvals or consents of any Persons, as well as all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform such party's obligations under this Agreement, except as would not, individually or in the aggregate, materially adversely affect such party's ability to perform its obligations under this Agreement.

         (c) Such party is the lawful and Beneficial Owner of record of the Equity Securities set forth opposite such party's name in Appendix I, free and clear of any Lien or Restriction, except for those created by this Agreement or any other Transaction Agreement, or as otherwise set forth in Appendix I. In the case of a Founder, the number of equity securities of Old United Beneficially Owned by such party as of June 25, 2000 is also set forth on Appendix I.

         (d) This Agreement and the transactions it contemplates do not conflict with any applicable Law or any agreement to which such party is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, materially adversely affect such party's ability to perform its obligations under this Agreement.

         Section 13. TERM AND TERMINATION.

         (a) The Liberty Parties' covenants set forth in Section 3(a), the parties' obligation to issue a Tag-Along Notice pursuant to Section 7 and the Founder Parties' right to issue a Drag-Along Notice pursuant to Section 8 of this Agreement will terminate on June 25, 2010, unless this Agreement is earlier terminated in its entirety as described in this Section 13.

         (b) This Agreement shall terminate as to any Liberty Party or Founder (but not as to any Designated Purchaser) the voting power of whose Beneficially Owned Equity Securities (together with that of its Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) and Controlled Affiliates) is reduced to 10% or less of the voting power of equity securities in Old United that such Liberty Party or Founder (together with its Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) and Controlled Affiliates) Beneficially Owned as of June 25, 2000. Notwithstanding the parentheticals in the preceding sentence, for purposes of this Section 13(b), Mr. Gene W. Schneider shall be deemed to Beneficially Own all Equity Securities Beneficially Owned by Mr. Mark L. Schneider, and Mr. Mark L. Schneider shall be deemed to Beneficially Own all Equity Securities Beneficially Owned by Mr. Gene W. Schneider. For purposes of this Section 13, the voting power of outstanding shares of Class C Stock, if any, shall be calculated as if such shares had been converted into Class B Stock.

         (c) This Agreement (other than Section 11(b)) shall terminate in its entirety on the first to occur of (a) such time as (i) all of the Founders and their Permitted Transferees that are parties to this Agreement as a group or
(ii) Mr. Gene W. Schneider, Mr. Mark L. Schneider and their Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) that are parties to this Agreement as a group, no longer Beneficially Own a number of shares of Class B Stock equal to at least 40% of the greater of (x) the number of shares of Class B Stock Beneficially Owned by them in the aggregate as of the date hereof and (y) the number of shares of Class B common stock of Old United Beneficially Owned by them in the aggregate as of June 25, 2000, in each case appropriately adjusted for stock splits, stock dividends and other similar events, provided that for purposes of calculating such ownership, any Class B Stock transferred by such Person to a Liberty Party shall be deemed to continue to be owned, or (b) the consummation of a Transfer (whether in a single transaction or in one or more related transactions) by the Founders and their Permitted Transferees that are parties to this Agreement of shares of Class B Stock that represent at least a majority of the aggregate amount of Class B Stock then Beneficially Owned by them or that, when taken together with all shares of Class B Stock previously Transferred to Persons other than Permitted Transferees, represent a majority of the Class B Stock Beneficially Owned by the Founders and their Permitted Transferees as of the date hereof, whether to one or more Liberty Parties or to one or more unaffiliated third parties. For purposes of this Section 13, "Founders" means Gene W. Schneider, Mark L. Schneider, Curtis Rochelle and Albert M. Carollo, Sr.

         Section 14. REMEDIES. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 15. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, shall be deemed to have been duly given when delivered personally or, sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

         (a) If to the Founders, to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention: President
                           Fax: 303/770-4207
                  with copies to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado 80237
                           Attention: General Counsel
                           Fax: 303/770-4207

                  and

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 4100
                           Denver, Colorado 80203
                           Attention: W. Dean Salter, Esq.
                           Fax: 303/866-0200


         (b) If to the Liberty Parties, to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado 80112
                           Attention: President
                           Fax: 720/875-5382

                  with a copy to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado 80112
                           Attention: Elizabeth M. Markowski, Esq.
                           Fax: 720/875-5858

                           Baker Botts L.L.P.
                           599 Lexington Avenue
                           New York, New York 10022
                           Attention: Robert W. Murray Jr., Esq.
                           Fax: 212/705-5125

Liberty and the Controlling Principals shall be responsible for distributing any notices they receive to the Liberty Parties and Founder Parties, respectively, as necessary, as well as for supplying each other with any changes in the addresses or telecopy numbers set forth in this Section 15. All notices, requests, demands, waivers and communications shall be deemed to have been given on the date of delivery or on the first Business Day after overnight delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party. Delivery shall be deemed to have been made to each Founder on the date that delivery is made to United at the address specified above (as it may be changed as provided herein). Delivery shall be deemed to have been made to each Liberty Party on the date that delivery is made to Liberty at the address specified above (as it may be changed as provided herein).

         Section 16. ENTIRE AGREEMENT. This Agreement, together with the other Transaction Agreements and the Merger Agreement, contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof and thereof, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 17. APPLICABLE LAW, JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal Court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 18. HEADINGS. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 19. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 20. PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their permitted successors and assigns, any benefits, rights or remedies. Except as contemplated by the definitions of "Liberty" or "Transfer," neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than to a Permitted Transferee that becomes a party hereto in accordance with the terms hereof) by operation of law or otherwise without the prior written consent of Liberty and Controlling Principals.

         Section 21. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 22. WAIVERS AND AMENDMENTS. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by

Liberty, United and Controlling Principals. United may waive its rights under this Agreement only with the prior approval of a majority of the Board.

         Section 23. INTERPRETATION. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement, including the Appendix hereto, and not to any particular article, section or other subdivision hereof or Appendix hereto; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision or to an "Appendix" are to an article, section or subdivision hereof or an "Appendix" hereto; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         Section 24. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                            [Signature Pages Follow]

Executed as of the date first set forth above.

                        UNITEDGLOBALCOM, INC.,
                        a Delaware corporation


                        By:       /s/ MICHAEL T. FRIES
                                  --------------------
                                  Michael T. Fries
                                  President


                        LIBERTY MEDIA CORPORATION,
                        a Delaware corporation


                        By:       /s/ ELIZABETH M. MARKOWSKI
                                  --------------------------
                                  Elizabeth M. Markowski
                                  Senior Vice President


                        LIBERTY GLOBAL, INC.,
                        a Delaware corporation


                        By:       /s/ ELIZABETH M. MARKOWSKI
                                  --------------------------
                                  Elizabeth M. Markowski
                                  Senior Vice President


                        LIBERTY UCOMA, LLC,
                        a Delaware limited liability company


                        By:       /s/ ELIZABETH M. MARKOWSKI
                                  --------------------------
                                  Elizabeth M. Markowski
                                  Senior Vice President

                               FOUNDER SIGNATURES

                             THE G. SCHNEIDER GROUP


                                    /s/ GENE W. SCHNEIDER
                                    ---------------------
                                    Gene W. Schneider


                                    G. SCHNEIDER HOLDINGS, CO.,
                                    a Colorado limited partnership


                                    By:      /s/ GENE W. SCHNEIDER
                                             ---------------------
                                             Gene W. Schneider
                                             General Partner


                                    THE GENE W. SCHNEIDER FAMILY TRUST


                                    By:      /s/ GENE W. SCHNEIDER
                                             ---------------------
                                             Gene W. Schneider
                                             Attorney-in-Fact


                                    THE MLS FAMILY PARTNERSHIP LLLP


                                    By:      /s/ GENE W. SCHNEIDER
                                             ---------------------
                                             Gene W. Schneider
                                             Attorney-in-Fact

                             STOCKHOLDERS AGREEMENT
                               FOUNDER SIGNATURES

                             THE M. SCHNEIDER GROUP


                                      /s/ MARK L. SCHNEIDER
                                      ---------------------
                                      Mark L. Schneider

                               FOUNDER SIGNATURES

                               THE ROCHELLE GROUP


                          ROCHELLE LIMITED PARTNERSHIP

                          By:      Curtis Rochelle Trust
                                   General Partner


                                   By:      /s/ CURTIS W. ROCHELLE
                                            ----------------------
                                            Curtis W. Rochelle
                                            Trustee


                          MARIAN H. ROCHELLE REVOCABLE TRUST


                          By:      /s/ CURTIS W. ROCHELLE
                                   ----------------------
                                   Curtis W. Rochelle
                                   Attorney-in-Fact


                          /s/ CURTIS W. ROCHELLE
                          ----------------------
                          Curtis W. Rochelle


                          /s/ CURTIS W. ROCHELLE
                          ----------------------
                          Marian H. Rochelle
                          By Curtis W. Rochelle, Attorney-in-Fact


                          /s/ CURTIS W. ROCHELLE
                          ----------------------
                          Jim Rochelle
                          By Curtis W. Rochelle, Attorney-in-Fact


                          /s/ CURTIS W. ROCHELLE
                          ----------------------
                          April Brimmer Kunz
                          By Curtis W. Rochelle, Attorney-in-Fact



                          /s/ CURTIS W. ROCHELLE
                          ----------------------
                          Kathleen Jaure
                          By Curtis W. Rochelle, Attorney-in-Fact

                               FOUNDER SIGNATURES

                                THE CAROLLO GROUP


                                  /s/ ALBERT M. CAROLLO
                                  ---------------------
                                  Albert M. Carollo


                                  CAROLLO COMPANY,
                                  a Wyoming general partnership


                                  By:      /s/ ALBERT M. CAROLLO
                                           ---------------------
                                           Albert M. Carollo
                                           General Partner


                                  ALBERT & CAROLYN COMPANY,
                                  a Wyoming trust


                                  By:      /s/ ALBERT M. CAROLLO
                                           ---------------------
                                           Albert M. Carollo
                                           Attorney-in-Fact


                                  JAMES R. CAROLLO LIVING TRUST
                                  a Wyoming trust


                                  By:      /s/ ALBERT M. CAROLLO
                                           ---------------------
                                           Albert M. Carollo
                                           Attorney-in-Fact


                                  JOHN B. CAROLLO LIVING TRUST
                                  a Wyoming trust


                                  By:      /s/ ALBERT M. CAROLLO
                                           ---------------------
                                           Albert M. Carollo
                                           Attorney-in-Fact

                               FOUNDER SIGNATURES

                                 THE FRIES GROUP


                                     /s/ MICHAEL T. FRIES
                                     --------------------
                                     Michael T. Fries


                                     THE FRIES FAMILY PARTNERSHIP LLLP


                                     By: /s/ MICHAEL T. FRIES
                                         --------------------
                                         Michael T. Fries
                                         Attorney-in-Fact

                               FOUNDER SIGNATURES

                                THE WILDES GROUP


                                    /s/ TINA M. WILDES
                                    -------------------
                                    Tina M. Wildes


Omitted:
         Appendix I -  Ownership of Securities
         Schedule 10(c)